UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2007

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  000-01460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

153 East 53rd Street, 58th Floor	10022
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 826-8942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 8.01.  Other Events.

On July 19, 2007, Renova Media Enterprises Ltd. (“Renova Media”) exercised certain of its warrants to acquire shares of Series B preferred stock of Moscow CableCom Corp. (the “Company”), converted those newly issues shares of Series B plus its already-held Series B shares into the Company’s common shares, thereby becoming the holder of record of a majority of the outstanding voting securities of the Company. Renova Media also executed and delivered to the Company a written consent as majority stockholder adopting the Agreement and Plan of Merger by and among Renova Media Enterprises, Ltd, Galaxy Merger Sub Corporation and Moscow CableCom Corp. dated as of February 21, 2007 (the “Merger Agreement”).

Shortly thereafter, the closing of the merger contemplated by the Merger Agreement occurred, as a result of which the Company became a wholly-owned subsidiary of Renova Media and all outstanding shares of common stock of the Company were converted into the right to receive $12.90 per share in cash and all outstanding shares of Series A preferred stock of the Company were converted into the right to receive $39.4095 per share in cash, in each case except for any shares as to which the holder chooses to exercise statutory appraisal rights under Delaware law and except for shares held by Renova Media, which were cancelled without consideration. In connection with the closing of the merger, a prorated dividend of $0.19973 per share is being paid to holders of record of the outstanding Series A preferred shares as of immediately prior to the effective time of the merger. All of the holders of outstanding options and warrants to acquire shares of the Company’s common stock elected to receive a cash payment from the Company equal to the excess of $12.90 over the exercise price of their options or warrants and those instruments no longer represent the right to acquire securities of the Company, except for warrants held by Renova Media, which were cancelled without consideration.

 Also in connection with the merger, the Company will deposit with the trustee for its 10 ½% debentures the amount required to pay principal and interest due on the maturity of the debentures on October 15, 2007, and thereby all provisions of the governing indenture will cease to apply to the Company, other than those relating to payment and conversion rights. As a result of the merger, the debentures are no longer convertible into the Company’s common stock, but have the right, but not the obligation, to receive a cash payment equal to the product of the total number of shares of the Company’s common stock formerly assumable upon conversion and $12.90 per share.

As a result of the closing of the merger, the Company's common stock no longer trades on the NASDAQ Global Market and NASDAQ has filed with the Securities and Exchange Commission to delist the shares, as a result of which the Company's reporting obligations under the Securities Exchange Act will be suspended shortly.

On July 19, 2007, the Company issued a press release announcing the completion of the merger. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

The following are furnished as Exhibits to this report:

Exhibit Number

Description of Exhibit

99.1

                                                            Press release dated July 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Tate Fite        _

Name: Tate Fite
Title:  Chief Financial Officer

Date:  July 20, 2007

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